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               FRIEDMAN, BILLINGS, RAMSEY GROUP LAUNCHES FBR.COM
                      FIRST PUBLIC ONLINE INVESTMENT BANK

  Starting Today, Online Investors Can Register to Participate in FBR's IPOs;
   Up to 20% of Company's IPO Stock Allocation Available to Online Investors

        Company Plans To Make Exclusive Venture Capital Investments and
           Other Proprietary Financial Products Available on fbr.com

             FBR's Preeminence in D.C.'s "Netplex" Technology Hub
 To Provide Unique IPO and Venture Capital Opportunities for fbr.com Investors


ARLINGTON, VA, April 15, 1999 Friedman, Billings, Ramsey Group, Inc. (NYSE:FBG), one of the nation's largest underwriters of initial public offerings, today launched fbr.com the first public online investment bank which, for the first time ever, significantly opens initial public offerings and venture capital investments to online investors.

Starting immediately, online investors will have the opportunity to register to participate in all the Company's future IPOs. The Company said up to 20% of all its IPO stock allocations will be made available to fbr.com clients.

FBR said negotiations are underway with a variety of strategic partners to further develop its financial services portal. In the near future, the Company will make its exclusive venture capital investments and other proprietary financial products available on fbr.com. And it will provide brokerage services and world-class research, financial news, analytical tools and other related content. With no brick-and-mortar retail operation, the Company said it is uniquely positioned to focus on its online customers.

Although FBR's investment reach is nationwide, it is the largest capital markets and money management firm in the "Netplex" hub surrounding Washington, D.C. -one of the fastest-growing technology clusters in the world with 2,300 technology companies.

The Company started the first venture capital fund headquartered in the region that focused on Internet technology, and so far has made investments in 16 companies. Three of these companies Proxicom, CareerBuilder.com and Network Access Solutions ** -are now in registration and will be going public shortly. The Company will operate a "business incubator" to provide seed investments and other start-up assistance to local high-technology entrepreneurs through fbr.com.

FBR President W. Russell Ramsey said: "We are the first major IPO underwriter to make the individual online investor a major focus of our IPO strategy. By placing up to 20% of all IPO stock allocations in the hands of online investors, fbr.com is underscoring that the Internet investment market is coming of age.
At FBR, we are fundamentally shifting all facets of our business to the online world."
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Mr. Ramsey added:  "We will continue to manage a broad range of IPOs and venture capital investments, and believe FBR's increasing ties with the `Netplex' technology hub around Washington, D.C. will contribute to these opportunities. Because fbr.com is our only retail channel, we will focus on delivering the best investment products and financial services available anywhere to our online customers."

fbr.com is based at the Company's Arlington, VA headquarters and licensed to conduct business in all 50 states.

Friedman, Billings, Ramsey Group, Inc. is a publicly traded, full-service investment banking firm. Asset management operations include hedge funds, venture capital and private equity partnerships, and the FBR family of mutual funds. FBR makes a market in more than 400 securities and provides research coverage on 430 publicly traded companies. fbr.com operates as a division of FBR Investment Services, Inc., a wholly owned subsidiary of FBR.

** A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This communication shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Statements concerning future performance, developments, negotiations or events, concerning expectations for plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations. These factors include but are not limited to the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.


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